As filed with the Securities and Exchange Commission on February 23, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Marin Software Incorporated

(Exact name of Registrant as specified in its charter)

Delaware	20-4647180
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

123 Mission Street, 25th Floor

San Francisco, CA 94105

(415) 399-2580

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

David A. Yovanno

Chief Executive Officer and Director

123 Mission Street, 25th Floor

San Francisco, CA 94105

(415) 399-2580

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey R. Vetter, Esq. Michael A. Brown, Esq.	Stephen Kim General Counsel
Fenwick & West LLP	Marin Software Incorporated
801 California St.	123 Mission Street, 25th Floor
Mountain View, CA 94041	San Francisco, CA 94105
(650) 988-8500	(415) 399-2580

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	1,562,721	$6.68	$10,438,977	$1,214

(1)	In accordance to Rule 416(a), the Registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, solely for the purposes of calculating the registration fee, upon the basis of the average high and low prices of the Registrant’s common stock reported on the New York Stock Exchange on February 20, 2015.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to completion, dated February 23, 2015

PROSPECTUS

Marin Software Incorporated

1,562,721 Shares of Common Stock

This prospectus relates to an aggregate of up to 1,562,721 shares of common stock of Marin Software Incorporated that may be resold from time to time by the selling stockholders named on page 4 of this prospectus for their own account. We will not receive any proceeds from the sale of shares offered by the selling stockholders. See “Selling Stockholders” and “Plan of Distribution.”

The selling stockholders acquired the shares in connection with the consummation of our acquisition of all of the outstanding shares of capital stock of Social Moov. The selling stockholders may sell the shares directly to purchasers or, through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. The selling stockholders may sell the shares at any time at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change or at privately negotiated prices. This prospectus describes the general manner in which the shares may be offered and sold by the selling stockholders. If necessary, the specific manner in which the shares may be offered and sold will be described in a supplement to this prospectus.

Our common stock trades on the New York Stock Exchange under the symbol “MRIN.” On February 20, 2015, the closing sale price of our common stock, as reported on the New York Stock Exchange, was $6.60 per share.

Investing in our securities involves risks. See the “Risk Factors” section of this prospectus to read about where you can find the risk factor information that you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                      , 2015.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 under the Securities Act of 1933, as amended (“Securities Act”), using a “shelf” registration process. Under this shelf registration process, the selling stockholders may, from time to time, sell or otherwise dispose of up to 1,562,721 shares of our common stock.

You should rely only on the information we have provided or incorporated by reference in this prospectus. We have not authorized anyone to provide you with additional or different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representation. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction where such offer or sale is not permitted.

This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this document. You should read the additional information described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” on page 7.

This prospectus may be supplemented from time to time by one or more prospectus supplements. Any such prospectus supplements may include additional information, such as additional risk factors or other special considerations applicable to us, our business or results of operations or our common stock, and may also update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

Unless the context otherwise requires, the terms “we,” “our,” “us,” and “Marin Software” refer to Marin Software Incorporated, a Delaware corporation.

PROSPECTUS SUMMARY

This section contains a general summary of information contained elsewhere in this prospectus. It may not include all of the information that is important to you. Our business is subject to a number of risks, which we describe in the “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the Securities and Exchange Commission (“SEC”) on February 20, 2015, which is incorporated by reference herein. See “Incorporation of Certain Information by Reference” on page 7. You should read the entire prospectus, and the documents incorporated by reference before making an investment decision.

Marin Software Incorporated

We provide a leading cross-channel advertising cloud that enables digital marketers to improve performance of their online advertising campaigns, realize efficiencies and time savings, and make better business decisions.

Our integrated platform is a software-as-a-service (“SaaS”) analytics, workflow and optimization solution for performance marketing professionals, allowing them to effectively manage their digital advertising spend across search, display, social and mobile advertising channels. Our software solution is designed to help our customers:

•	measure the effectiveness of their advertising campaigns through our proprietary reporting and analytics capabilities;

•	manage and execute campaigns through our intuitive user interface and underlying technology that streamlines and automates key functions, such as ad creation and bidding, across multiple publishers and channels; and

•	optimize campaigns across multiple publishers and channels in real time based on market and business data to achieve desired revenue outcomes using our predictive bid management technology.

Advertisers use Marin to create, target and convert precise audiences based on recent buying signals from users’ search, social and display interactions. Our platform is integrated with leading publishers such as Baidu, Bing, Facebook, Google, Yandex, Yahoo! and Yahoo! Japan. Additionally, we have integrations with more than 45 leading web analytics and ad-serving solutions and key enterprise applications, enabling our customers to more accurately measure the return on investment of their marketing programs.

Our software platform serves as an integration point for advertising performance, sales and revenue data, allowing advertisers to connect the dots between advertising spend and revenue outcomes. Through an intuitive interface, we enable our customers to simultaneously run large-scale digital advertising campaigns across multiple publishers and channels, making it easy for marketers to create, publish, modify and optimize campaigns in real time.

Our predictive bid management and optimization technology also allows advertisers to forecast outcomes and optimize campaigns across multiple publishers and channels to achieve their business goals. Our optimization technology can help advertisers increase ad spend on those campaigns, publishers and channels that are performing well while reducing investment in those that are not. This category of solutions, which we refer to as cross-channel bid and campaign optimization, helps businesses to intelligently and efficiently measure, manage, and optimize their digital advertising spend to achieve desired business results.

Our headquarters are located in San Francisco, California. We conduct our business worldwide with additional offices in the United States, Asia, Australia and Europe.

“Marin Software” and the Marin Software logo are trademarks of Marin Software. Other service marks, trademarks and tradenames referred to in this prospectus are the property of their respective owners.

Registration Rights

In connection with the acquisition of all of the outstanding shares of capital stock of Social Moov (“Social Moov”), we have agreed to file a registration statement, of which this prospectus forms a part, and to use our reasonable efforts to keep it effective until the earliest of:

•	the date when all of the shares of common stock eligible to be sold by the selling stockholders pursuant to the effective registration statement have been sold; or

•	the date 12 months from the effectiveness of the registration statement, of which this prospectus forms a part.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described in the “Risk Factors” sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on February 20, 2015, and any other reports that we file pursuant to the Securities Exchange Act of 1934, as amended (“Exchange Act”) that are incorporated by reference in this prospectus. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. See “Incorporation of Certain Information by Reference” on page 7. These risk factors should be read together with the financial and other information contained or incorporated by reference in this prospectus before making a decision to buy our common stock. If any of the risks actually occur, our business, financial condition and results of operations could suffer. In these circumstances, the market price of our common stock could decline and you may lose all or part of your investment in our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus, include or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements include all statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference in this prospectus, including statements regarding our future financial position, business strategy and the plans and objectives of management for future operations. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “could,” “will” and variations of these words or similar expressions are intended to identify forward-looking statements.

We have based these forward-looking statements largely upon our current expectations, estimates and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These statements reflect our beliefs and certain assumptions based upon information made available to us at the time of this prospectus or the time of the documents incorporated by reference.

Such forward-looking statements are only predictions, which may differ materially from actual results or future events. Although we believe that our plans, intentions and expectations reflected in the forward-looking statements are reasonable, we cannot be sure that they will be achieved. Among the factors that could cause our actual results to differ materially from those expressed in or implied by the forward-looking statements are risks and uncertainties described in the “Risk Factors” set forth in our periodic reports filed with the SEC which are incorporated by reference into this prospectus. See “Risk Factors” above. These factors are not intended to represent a complete list of the general or specific factors that may affect us. It should be recognized that other factors, including general economic factors and business strategies, may be significant, presently or in the future, and the factors set forth in the documents incorporated by reference may affect us to a greater extent than indicated. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in the documents incorporated by reference. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. You are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. See “Where You Can Find More Information” on page 7.

USE OF PROCEEDS

The selling stockholders will receive all of the net proceeds from the sales of the shares of common stock covered by this prospectus. We will not receive any proceeds from the sale by the selling stockholders of the shares of common stock covered by this prospectus.

SELLING STOCKHOLDERS

The following table sets forth information regarding the selling stockholders named below and the shares that may be offered and sold from time to time by them pursuant to this prospectus. The information set forth below is based on written representations provided to us by the selling stockholders. The selling stockholders named below are referred to in this prospectus as the “selling stockholders.”

        All of the shares that may be offered and sold pursuant to this prospectus were issued to the selling stockholders in connection with our acquisition of all of the outstanding shares of capital stock of Social Moov pursuant to exemptions from the registration requirements of the Securities Act provided by Section 4(2) thereof and/or Regulation D and/or Regulation S under the Securities Act. In connection with this acquisition, we agreed to register the shares of common stock offered under this prospectus under the Securities Act. See “Registration Rights” on page 2.

The selling stockholders may offer from time to time all or some or none of their shares under this prospectus. Since the selling stockholders are not obligated to sell, transfer or otherwise dispose of their shares, and because the selling stockholders may acquire shares of our publicly-traded common stock, we cannot estimate how many shares each selling stockholder will own after this offering. The table below assumes that the selling stockholders will sell the shares of common stock covered by this prospectus.

Unless otherwise indicated in the footnotes below, based on representations made to us by the selling stockholders, none of the selling stockholders has or within the past three years has had, any position, office or other material relationship with us or any of our affiliates. To our knowledge, none of the selling stockholders are broker-dealers or affiliates of broker-dealers, nor at the time of the acquisition, did any selling stockholder have direct or indirect agreements or understandings with any person to distribute their shares.

Except as noted below, none of the selling stockholders beneficially own 1% or more of our outstanding common stock, based on 36,708,871 shares of our common stock outstanding as of February 17, 2015.

Name of Beneficial Owner	Number of Shares Beneficially Owned Before the Offering	Maximum Number of Shares to be Offered by Each Stockholder	Number of Shares Beneficially Owned After the Offering (1)
Sylvain Eche (2) (3)	1,249,195	1,249,195	—
Veronique Bergeot (2)	313,526	313,526	—

(1)	Assumes the sale of all shares offered pursuant to this prospectus.
(2)	The selling stockholder is also an employee of Social Moov, a wholly-owned subsidiary of Marin Software.
(3)	The number of shares beneficially owned by the selling stockholder prior to this offering represents approximately 3.40%. This number includes (a) 467,132 shares held by Sylvain Eche and (b) 782,063 shares held by Sylvain Eche Conseil SARL. Sylvain Eche possesses the power to direct the voting and disposition of the shares owned by Sylvain Eche Conseil SARL and as such may be deemed to beneficially own the shares held by Sylvain Eche Conseil SARL.

PLAN OF DISTRIBUTION

The shares of common stock listed in the table appearing under “Selling Stockholders” are being registered to permit public secondary trading of these shares by the holders of such shares from time to time after the date of this prospectus. Registration of the shares of common stock covered by this prospectus does not mean, however, that those shares necessarily will be offered or sold. We will not receive any of the proceeds from the sale of the common stock by the selling stockholders. To our knowledge, the selling stockholders have not entered into any arrangements or understandings with any underwriter, broker-dealer or agent with respect to the sale of the shares covered by this prospectus.

The selling stockholders may sell such shares from time to time directly to purchasers (including pledgees) or through underwriters, broker-dealers or agents, at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

•	through the New York Stock Exchange or on any national securities exchange or quotation service on which the shares of common stock may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	through the exercise of purchased or written options;

•	through a combination of any such methods; or

•	through any other method permitted under applicable law and our insider trading policy.

In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Broker-dealer transactions may include:

•	a block trade in which a broker-dealer may resell all or part of the block, as principal or agent, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and a subsequent resale by the broker-dealer for its account;

•	pledges of shares to a broker-dealer, who may, in the event of default, purchase or sell the pledged shares; or

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers on behalf of the selling stockholders.

In addition, selling stockholders who are neither an employee of ours nor otherwise subject to our insider trading policy may enter into option, derivative or hedging transactions with respect to the shares, and any related offers or sales of shares may be made pursuant to this prospectus. For example, the selling stockholders may:

•	enter into transactions involving short sales of the shares by broker-dealers in the course of hedging the positions they assume with selling stockholders;

•	sell shares short themselves and deliver the shares registered hereby to settle such short sales or to close out stock loans incurred in connection with their short positions;

•	write call options, put options or other derivative instruments (including exchange-traded options or privately negotiated options) with respect to the shares, or which they settle through delivery of the shares;

•	enter into option transactions or other types of transactions that require the selling stockholder to deliver shares to a broker, dealer or other financial institution, who may then resell or transfer the shares under this prospectus; or

•	lend the shares to a broker, dealer or other financial institution, which may sell the lent shares.

These option, derivative and hedging transactions may require the delivery to a broker, dealer or other financial institution of shares offered hereby, and such broker, dealer or other financial institution may resell such shares pursuant to this prospectus.

Brokers, dealers, agents or underwriters participating in transactions as agent may receive compensation in the form of discounts, concessions or commissions from the selling stockholders (and, if they act as agent for the purchaser of the shares, from such purchaser). The discounts, concessions or commissions as to a particular broker, dealer, agent or underwriter might be in excess of those customary in the type of transaction involved.

        The selling stockholders and any underwriters, brokers, dealers or agents that participate in such distribution may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, commissions or concessions received by any underwriters, brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. Neither we nor the selling stockholders can presently estimate the amount of such compensation. Any selling stockholder who is an “underwriter” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and the provisions of the Exchange Act and the rules thereunder relating to stock manipulation. The selling stockholders may indemnify underwriters, brokers, dealers or agents that participate in transactions involving sales of the shares against specific liabilities, including liabilities arising under the Securities Act.

We will pay substantially all of the expenses incident to this offering of the shares by the selling stockholders to the public other than commissions and discounts of underwriters, brokers, dealers or agents.

In order to comply with certain states’ securities laws, if applicable, the shares sold in those jurisdictions may only be sold through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless the shares have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with.

We do not assure you that the selling stockholders will sell any or all of the shares offered by them pursuant to this prospectus. In addition, we do not assure you that the selling stockholders will not transfer, devise or gift the shares by other means not described in this prospectus. Moreover, any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

We may suspend the use of this prospectus if we learn of any event that causes this prospectus to include an untrue statement of a material fact or omit to state a material fact required to be stated in this prospectus or necessary to make the statements in this prospectus not misleading in light of the circumstances then existing. If this type of event occurs, a prospectus supplement or post-effective amendment, if required, will be distributed to each selling stockholder.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Fenwick & West LLP, Mountain View, California.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference in this prospectus the information contained in the following documents:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2014;

•	our current reports on Form 8-K filed February 5, 2015 (excluding the information furnished therein pursuant to Item 2.02) and February 12, 2015;

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on March 15, 2013 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

•	all documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering, as of the date of filing of such documents.

You may obtain copies of the documents we incorporate by reference in the registration statement of which this prospectus is a part, from us, free of cost, by making a written or oral request at Marin Software Incorporated, Attention: Investor Relations, 123 Mission Street, 25th Floor, San Francisco, California 94105 or (415) 399-2580.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for purpose of this prospectus to the extent that a statement contained in this prospectus (or in any document incorporated by reference therein) or in any other subsequently filed document that is or is deemed to be incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

To the extent that any information contained in any current report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. In addition, we file those materials electronically with the SEC through the SEC’s EDGAR system. The SEC maintains a website at http://www.sec.gov that contains the reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You also can access electronic versions of our reports, proxy statements and other information at our Investor Relations website located at investor.marinsoftware.com. We make available free of charge on our website those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file them with or furnish them to the SEC. Information contained on our web site is not part of this prospectus or our other filings with the SEC.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock offered with this prospectus. This prospectus does not contain all of the information in the registration statement, parts of which we have omitted, as allowed under the rules and regulations of the SEC. You should refer to the registration statement for further information with respect to us and the common stock. Copies of the registration statement, including exhibits, may be inspected without charge at the SEC’s Public Reference Room and on the SEC’s website at the addresses set forth above.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

PROSPECTUS

, 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by the Registrant in connection with the sale and distribution of the common stock being registered hereby. All expenses of the offering will be paid by the Registrant. All amounts are estimated except the SEC registration fee.

SEC registration fee	$1,214
Printing fees	5,000
New York Stock Exchange listing fee	10,000
Accounting fees and expenses	20,000
Legal fees and expenses	20,000
Transfer agent fees	5,000
Miscellaneous fees and expenses	5,000

Total	$66,214

ITEM 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended (“Securities Act”).

As permitted by the Delaware General Corporation Law, the Registrant’s restated certificate of incorporation to be effective upon the closing of this offering contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following:

•	for any breach of the director’s duty of loyalty to Registrant or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases); or

•	any transaction from which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, the Registrant’s restated bylaws provide that:

•	the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•	the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law;

•	the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions; and

•	the rights conferred in the bylaws are not exclusive.

In addition, the Registrant has entered into indemnification agreements with each of its current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s restated certificate of incorporation and restated bylaws and to provide additional procedural protections. The indemnification provisions in the Registrant’s restated certificate of incorporation, restated bylaws and the indemnification agreements entered into or to be entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.

The Registrant currently carries liability insurance for its directors and officers.

Reference is made to the following documents regarding relevant indemnification provisions described above and elsewhere herein:

Document

1.	Restated Certificate of Incorporation (see Exhibit 4.1).

2.	Restated Bylaws (see Exhibit 4.2).

3.	Form of Indemnification Agreement entered into between the Registrant and each of its directors and executive officers (incorporated by reference to Exhibit 10.1 to the Registrant’s registration statement on Form S-1 (File No. 333-186669) filed with the Commission on March 4, 2013.

At present, there is no pending litigation or proceeding involving a director or executive officer of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any executive officer or director.

ITEM 16.	Exhibits.

The following exhibits are filed with or incorporated by reference into this registration statement:

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

2.1	Share Purchase Agreement by and among Marin Software Incorporated, Social Moov, Social Moov’s securityholders and Sylvain Eche, as Shareholders’ Agent, dated as of February 5, 2015.	8-K	001-35838	2.1	2/5/2015

4.1	Restated Certificate of Incorporation.	10-Q	001-35838	3.1	5/9/2013

4.2	Restated Bylaws.	10-Q	001-35838	3.2	5/9/2013

4.3	Form of Common Stock Certificate.	S-1	333-186669	4.1	3/15/2013

5.1	Opinion of Fenwick & West LLP regarding the legality of the securities being registered.					X

23.1	Consent of Fenwick & West LLP (included in Exhibit 5.1).					X

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.					X

24.1	Power of Attorney (included on signature page).					X

ITEM 17.	Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 20th day of February, 2015.

MARIN SOFTWARE INCORPORATED

By:	/s/ David A. Yovanno
David A. Yovanno
Chief Executive Officer and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David A. Yovanno and John A. Kaelle, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ David A. Yovanno David A. Yovanno	Chief Executive Officer and Director (Principal Executive Officer)	February 20, 2015

/s/ John A. Kaelle John A. Kaelle	Chief Financial Officer (Principal Accounting and Financial Officer)	February 20, 2015

/s/ Christopher Lien Christopher Lien	Executive Chairman and Director	February 20, 2015

/s/ L. Gordon Crovitz L. Gordon Crovitz	Director	February 20, 2015

/s/ Bruce Dunlevie Bruce Dunlevie	Lead Independent Director	February 20, 2015

/s/ Donald Hutchison Donald Hutchison	Director	February 20, 2015

/s/ James Barrese James Barrese	Director	February 20, 2015

/s/ Allan Leinwand Allan Leinwand	Director	February 20, 2015

/s/ Paul Auvil Paul Auvil	Director	February 20, 2015

/s/ Daina Middleton Daina Middleton	Director	February 20, 2015

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date
2.1	Share Purchase Agreement by and among Marin Software Incorporated, Social Moov, Social Moov’s securityholders and Sylvain Eche, as Shareholders’ Agent, dated as of February 5, 2015.	8-K	001-35838	2.1	2/5 /2015

4.1	Restated Certificate of Incorporation.	10-Q	001-35838	3.1	5/9/2013

4.2	Restated Bylaws.	10-Q	001-35838	3.2	5/9/2013

4.3	Form of Common Stock Certificate.	S-1	333-186669	4.1	3/15/2013

5.1	Opinion of Fenwick & West LLP regarding the legality of the securities being registered.					X

23.1	Consent of Fenwick & West LLP (included in Exhibit 5.1).					X

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.					X

24.1	Power of Attorney (included on signature page).					X